Service Agreement

This Agreement is made on December 30 2019 and effective for the period from January 1 to May 31, 2020 between: -

Party A: Vivic Corp., located at 187 E. Warm Springs Road, PMB#B450 Las Vegas, NV. 89119, and

Party B: Honetech Inc. Located at No. 196 Fu-So, St., Hsinchuang district, New Taipei City, Taiwan

Service Rendered

Party B provides the following services to Party A: -

• Assist in negotiating with customers, agents for selling products and/or providing services;

" Assist in customers' complaints, delivery delays, and/or emergency delivery related to products;

" Assist in products promotion and advertisement  Ad hoc assignments.

Service Fee

The service fee is USD 3,000 each month from January to May 2020.

Termination of Agreement

Termination of this agreement can be made by giving 30 calendar days written notice to each other or otherwise agreed by both parties.

Others

This agreement is made under the law of Taiwan or otherwise agreed by both parties.

Party A:

For and on behalf of Vivic Corp.

ORATION

Authoriscd Signature(s)

Director: Hsu Cheng Hsing

Party B:

For and on behalf of Honetech Inc.

Cheng Yu/President